EXHIBIT 10.9

ESCROW AGREEMENT dated as of May 5, 2006 (this “Escrow Agreement”) by and among Citigroup Energy Advisors Portfolio L.P. (the “Partnership”), Citigroup Managed Futures LLC (the “General Partner”), Citigroup Global Markets Inc. (“CGM”) and JPMorgan Chase Bank, N.A., a national association (the “Escrow Agent”).

To:	JPMorgan Chase Bank, N.A.
4 New York Plaza – 21st Floor
New York, New York 10004
Attention: Worldwide Securities Services

Simone Lyken

The following property is to be deposited with you as Escrow Agent in one or more bank accounts further described in Paragraph 4 below which shall be entitled “Subscriber Escrow Accounts for Citigroup Energy Advisors Portfolio L.P.”:

All proceeds of subscriptions (the “Escrow Property”) for Units of Limited Partnership Interest (“Units”) in Citigroup Energy Advisors Portfolio L.P., a Delaware limited partnership, shall be received by the Smith Barney division of CGM, a Placement Agent for the Partnership. CGM shall deliver to all such prospective subscribers interim receipts for the amount of the funds deposited in this escrow.

As Escrow Agent, you are hereby directed to hold, deal with and dispose of the Escrow Property and any other property at any time held by you hereunder subject to the terms and conditions hereinafter set forth:

1. During the Initial Offering Period and the Continuous Offering Period (as defined in Paragraph 6 below), all Escrow Property (up to the collected balances in the account or accounts and as the balances become collected in the account or accounts) deposited with the Escrow Agent and any interest earned thereon (which shall also be part of the Escrow Property) shall be paid over and delivered to the Partnership as directed by written notice by the General Partner as soon as practicable after receipt by the Escrow Agent of such written notice in accordance with Paragraph 2 below.

2. The Escrow Property deposited with the Escrow Agent and any interest earned thereon shall be paid over and delivered to the Partnership as directed by written notice of the General Partner:

(i) with respect to the Initial Offering Period, if subscriptions for Units in the aggregate value of $5,000,000 have been received during the Initial Offering Period, as evidenced by an affidavit of the General Partner attesting to said fact, and

(ii) during the Continuous Offering Period on the first day of the month. Any such written request shall be made sufficiently in advance of the first day of a month to provide sufficient time for the Escrow Agent to process the request for delivery to the Partnership on the first day of the month.

During the Continuous Offering Period, any interest earned on the Escrow Property (which shall also be part of the Escrow Property) shall be credited to the Fund’s investment account. If subscriptions for Units in the aggregate value of $5,000,000 have not been received during the Initial Offering Period, as evidenced by an affidavit of the General Partner attesting to said fact, the Escrow Property will be paid over and delivered by the Escrow Agent directly to subscribers as soon as practicable after receipt of written directions from the General Partner. Such direction will include the names, address and tax identification number of each subscriber, along with the aggregate dollar amount (principal plus interest) due to each subscriber. Funds will be delivered by check or wire.

3. Prior to delivery of the Escrow Property to the Partnership as described in Paragraph 2 above, the Partnership shall have no title to or interest in the funds on deposit, and such funds shall under no circumstances be subject to the payment or satisfaction of the liabilities or indebtedness of the Partnership.

4. The Escrow Agent shall cause all funds deposited with it pursuant to this Escrow Agreement to be maintained and invested (as the General Partner shall from time to time direct by written instructions delivered to the Escrow Agent), in an interest-bearing trust account or accounts which can be readily liquidated on twenty-four hours notice, in an amount equal to the collected balances in the account or accounts, as permitted under the Securities and Exchange Commission’s Rule 240.15c2-4. Calculations of interest on Escrow Property are set forth in Schedule 2.

5. Within 15 days of receipt of a subscription agreement, the General Partner may notify the Escrow Agent that a subscription agreement of a subscriber has not been accepted, and the General Partner may direct the Escrow Agent by written instruction to return any funds held in escrow for the benefit of such subscriber to CGM for credit to the securities account of such subscriber as instructed, together with such subscriber’s proportionate share of any interest earned on the Escrow Property during the period such funds were held in escrow as instructed.

6. The Initial Offering Period for the Units shall mean a period of 120 days commencing on the date of the Partnership’s Private Placement Offering Memorandum and Disclosure Document (the “Offering Memorandum”) unless the General Partner terminates the offering at an earlier date or extends the Initial Offering Period for up to an additional 30 days in which case the Initial Offering Period shall mean such period as so terminated or extended. The General Partner shall provide the Escrow Agent with prompt written notice of the date of the Offering Memorandum and any such termination or extension. The Continuous Offering Period for the Units shall mean a period commencing at the end of the Initial Offering Period, provided that $5,000,000 is received during the Initial Offering Period.

7. Any of the persons whose names and signatures appear on Schedule 1 annexed hereto are authorized by the General Partner to deliver any instruction or notice to the Escrow Agent required or permitted by this Escrow Agreement. In the event funds transfer instructions are given, whether in writing or by facsimile, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1, other than the authorized person detailed on the written or facsimile instruction, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. It is understood that the Escrow Agent and the beneficiary’s bank (the beneficiary being such person to whom CGM shall direct such funds to be paid) in any funds transfer may rely upon any account numbers or similar identifying number provided by CGM to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Escrow Agent, provided that it has exercised due care, may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank, or an intermediary bank designated by the beneficiary.

8. (a) As Escrow Agent hereunder, you shall have no duties or responsibilities except those expressly set forth herein. The Escrow Agent shall act hereunder merely as a depository and in a ministerial capacity. The Escrow Agent shall not be deemed to be a trustee for any person.

(b) The Escrow Agent may consult with counsel and shall be fully protected with respect to any action taken or omitted by it in good faith on advice of counsel and you shall have no liability hereunder except for your bad faith or gross negligence. You shall have no responsibility as to the validity or value of the Escrow Property and you may rely on any certificate, statement, request, consent, agreement or other instrument which you believe to be genuine and to have been signed or presented by a proper person or persons. You shall not be bound by any modification of this Escrow Agreement unless in writing and signed by all parties hereto and actually received by you and, if your duties as Escrow Agent hereunder are affected, unless you shall have given prior written consent thereto. In the event that you shall be uncertain as to your duties or rights hereunder or shall receive instructions from any of the undersigned with respect to the Escrow Property which, in your opinion, are in conflict with any of the provisions of this Escrow Agreement, you shall be entitled to refrain from taking any action other than to retain the Escrow Property until you shall be directed otherwise in writing by the unanimous consent of the parties hereto or by final order of a court of competent jurisdiction.

(c) The Escrow Agent may, at its own discretion, refuse to accept any deposits lacking the required documentation or containing discrepancies.

(d) In any event when the Escrow Agent receives disbursement instructions, it is expressly understood and agreed that the Escrow Agent shall not be required to make any such disbursement until such amount is, to the Escrow Agent’s satisfaction, available in cleared funds. Further, in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of Escrow Property.

9. Any notice which the Escrow Agent is required or desires to give hereunder to any of the undersigned shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the following day if given by telegram, or on the third day after mailing if mailed to the party to whom notice is to be given by first class mail, registered or certified with return receipt requested, postage prepaid, and properly addressed as follows:

To: Citigroup Energy Advisors Portfolio L.P. and Citigroup Managed Futures LLC

731 Lexington Avenue—25th floor

New York, New York 10022

Attention: Mr. Daniel R. McAuliffe, Jr.

Telephone Number: (212) 559-2011

Facsimile Number: (212) 793-1969

To: Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: Mr. Daniel R. McAuliffe, Jr.

Telephone Number: (212) 816-6000

Facsimile Number: (212) 723-8968

Notices to the Escrow Agent shall be in writing and shall not be deemed to be given until actually received by the Escrow Agent at the following address:

JPMorgan Chase Bank, N.A.

4 New York Plaza – 21st Floor

New York, New York 10004

Attention: Ms. Simone Lyken

Telephone Number: (212) 623-5118

Facsimile Number: (212) 623-6168

Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday or bank holiday, such time shall be extended to the Escrow Agent’s next business day.

10. If any property subject hereto is at any time attached, garnished or levied upon, shall become or be the subject of any court order, or in case the payment, assignment, transfer, conveyance or delivery of the Escrow Property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property, or any part thereof, then in any of such events the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, which it is advised by legal counsel of its own choosing, is binding upon it, and if it complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm, or corporation for any losses, claims, costs, payments or expenses by reason of such compliance, even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

11. The Escrow Agent may resign by giving ten (10) days’ written notice to the undersigned, and thereafter shall deliver the Escrow Property to a successor escrow agent acceptable to all parties hereto, which acceptance shall be evidenced by the joint written and signed order of the undersigned. If no such order is received by the Escrow Agent by such resignation date, the obligations of the Escrow Agent shall nevertheless cease and terminate and the Escrow Agent is unconditionally and irrevocably authorized and empowered to send the Escrow Property by registered or certified mail to the respective subscribers thereof.

12. CGM shall reimburse the Escrow Agent for all out-of-pocket expenses (including, without limitation, New York taxes and other governmental charges) incurred by you in connection with your duties hereunder and shall indemnify you against and save you harmless against any and all claims, liabilities, costs, payments and expenses, including fees of counsel (who may be selected by you), for anything done or omitted by you in the performance of this Escrow Agreement, except as a result of your own gross negligence or bad faith, and you shall have a lien on the Escrow Property for the amount thereof. All such fees and expenses shall be paid by CGM.

13. In addition, CGM agrees to pay the Escrow Agent an Escrow Agent fee of $2,500 per year without pro-ration for partial years per Escrow Account established, and no additional fees or charges for transactions or maintenance shall be charged to CGM with respect to such accounts. A $10 check or wire fee will be charged in the event funds are required to be returned to the subscribers.

14. Nothing in this Escrow Agreement is intended to or shall confer upon anyone other than the parties hereto any legal or equitable right, remedy or claim. This Escrow Agreement shall be governed by, and its provisions construed in accordance with, the laws of the State of New York, and may be modified only in writing executed by all parties hereto.

15. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The parties hereto acknowledge that the indemnities given hereunder shall survive the resignation or removal of the Escrow Agent, or the termination of this Escrow Agreement.

16. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent’s corporate trust line of business may be transferred, shall be the Escrow Agent under and in accordance with the terms of this Escrow Agreement without further act.

17. Upon execution of this Escrow Agreement, all Parties shall provide the Escrow Agent with a fully executed Form W-8. All tax reporting, if applicable, shall be the responsibility of the General Partner exclusively.

18. Account Opening Information. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT: To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Escrow Agent will ask for information that will allow it to identify relevant parties.

19. This Escrow Agreement may be executed in one or more counterparts, but in such event each counterpart shall constitute an original and all of such counterparts shall constitute one Agreement.

Dated as of May 5, 2006

Parties to the Escrow

CITIGROUP ENERGY ADVISORS PORTFOLIO L.P.

By:	Citigroup Managed Futures LLC,
General Partner

By:	/s/ Daniel R. McAuliffe, Jr.
Daniel R. McAuliffe, Jr.
Chief Financial Officer and Director

CITIGROUP MANAGED FUTURES LLC

By:	/s/ Daniel R. McAuliffe, Jr.
Daniel R. McAuliffe, Jr.
Chief Financial Officer and Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Marilyn Lipton
Name: Marilyn Lipton
Title: Senior Vice President

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Mark Handsman
Name: Mark Handsman

ACCEPTED:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Rola Tseng
Name: Rola Tseng
Title: Vice President
Date: 9/29/06

SCHEDULE 1

Name	Title	Signature

David J. Vogel	President and Director	/s/ David J. Vogel

Daniel R. McAuliffe, Jr.	Director and Chief Financial Officer	/s/ Daniel R. McAuliffe, Jr.

Shelley Ullman	Director and Senior Vice President	/s/ Shelley Ullman

SCHEDULE 2

Interest payments shall be calculated at the one-month LIBOR rate minus 50 basis points on the average daily balance in the Escrow Account.